2004 OMNIBUS STOCK OPTION PLAN

                                       OF

                          STANDARD MOTOR PRODUCTS, INC.

      1. PURPOSE. The purpose of this Stock Option Plan is to advance the interest of Standard Motor Products, Inc., a New York corporation (the "Company"), by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees of the Company and its Subsidiaries (as hereinafter defined) and by other individuals upon whose judgment and commitment the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such individuals on behalf of the Company and strengthen their desire to remain associated with the Company and its Subsidiaries as well as enable the Company to attract valuable employees.

      2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

            (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time, and as elected at the Company's annual shareholders meeting.

            (b) "Cause" means a finding by the Board based upon reasonable evidence presented in writing to the individual that the individual engaged in a criminal act or a willful misconduct or neglect inconsistent with his employment responsibilities or contractual relationship with the Company any of which resulted in harm to the Company.

            (c) "Chief Executive Officer" shall mean the persons who at the time shall be Chief Executive Officer or Co-Chief Executive Officers of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Compensation Committee" shall mean the Compensation Committee of the Board which will, at all times when acting under this Plan, consist of at least two or more members of the Board who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.


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            (e) "Fair Market Value" of a Share at any particular time shall mean with respect to common stock, the average of the high and low sale prices per share of the Company's Common Stock on the New York Stock Exchange on the date of a grant.

            (f) "Incentive Stock Option" shall mean any stock option issued pursuant to the Plan which qualifies as an incentive stock option under Section 422 of the Code.

            (g) "Non-Qualified Option" shall mean any stock option issued pursuant to the Plan which is not an Incentive Stock Option.

            (h) "Option" shall mean either an Incentive Stock Option or a Non-Qualified Option issued pursuant to the Plan.

            (i) "Plan" shall mean this 2004 Omnibus Stock Option Plan of Standard Motor Products, Inc. adopted by the Board of Directors at its meeting held on March 2, 2004, as such Plan from time to time may be amended.

            (j) "Share" shall mean a share of the Company's Common Stock, par value $2. per share.

            (k) "Subsidiary" shall mean an entity, 50% or more of the stock of which having ordinary voting power is owned or controlled by the Company.

      3. COMMITTEE. The Plan shall be administered by the President or the Chief Financial Officer of the Company or their designee(s). The Compensation Committee, however, shall have control of the terms and provisions of the Plan, including the right to amend the Plan as further defined in Section 15.


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      4. PARTICIPANTS. All persons who now are, or who during the term of the
Plan become, key employees of the Company or any of its Subsidiaries, shall be eligible to receive Options under the Plan. The individuals to whom Options are to be granted under the Plan, and the number of Shares to be subject to such Options shall be determined by the Compensation Committee in its sole discretion, subject, however, to the terms and conditions of the Plan. A person shall not be disqualified from receiving Options under the Plan solely because he or she already holds a stock option of the Company or a Subsidiary, whether granted pursuant to the Plan or otherwise.

      5. GRANT OF OPTIONS. The Compensation Committee may, but shall not be required to, grant Options with respect to an aggregate of not more than 500,000 Shares subject to adjustment pursuant to Section 13 hereof. Such Shares may be either treasury Shares or authorized but unissued shares. Options granted under the Plan to an employee of the Company or any of its Subsidiaries may either be Incentive Stock Options or Non-Qualified Options, as the Compensation Committee shall designate. No grant of an Option may exceed 50,000 shares.

            Except as provided below, the number of Shares with respect to which Options may be granted to any eligible individual shall be determined by the Compensation Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, the aggregate Fair Market Value (determined as of the time an Option is granted) of the Shares with respect to which any individual employee may be granted Options which are Incentive Stock Options, and which becomes exercisable for the first time in any one calendar year (under this Plan and all other stock option plans maintained by the Company or any of its Subsidiaries), shall not exceed $100,000.


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            To the extent that an Option shall expire or terminate for any reason, without having been exercised in full, Options may again be issued under the Plan with respect to the Shares for which the expired or terminated Option had not been exercised.

            A Certificate of Option or Option Agreement, in form determined by the Compensation Committee and signed by the Chairman of the Board, the President or the Chief Financial Officer of the Company, attested by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and having the seal of the Company affixed hereto, shall be delivered to each person to whom an Option is granted. Each Certificate of Option or Option Agreement shall bear a legend indicating its status as either an Incentive Stock Option or Non-Qualified Option, and shall contain the terms designated by the Compensation Committee pursuant to the Plan and such other terms and conditions, not inconsistent with the Plan, as the Compensation Committee deems necessary or appropriate.

      6. PRICE. The purchase price per Share for the Shares to be purchased pursuant to the exercise of any Option (the "Option Price") shall be fixed by the Compensation Committee at the time of the grant of the Option and shall be at least equal to 100% of the Fair Market Value of a Share on the date such Option is granted; provided, however, that if an Option that is intended to qualify as an Incentive Stock Option is issued to an employee who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any of its Subsidiaries ("10% owner"), then the Option Price for such Option shall be at least equal to 110% of the Fair Market Value of a Share on the date the Option is granted. Subject to the foregoing provisions, the Compensation Committee shall have full authority and discretion and be fully protected in fixing an Option Price. In determining whether a person is a 10% owner, such person shall be considered the owner of stock in accordance with
Section 424 of the Code (or any successor provision of law) and will be deemed to have exercised all then outstanding stock options granted to such person to acquire stock of the Company or a Subsidiary, whether or not such stock options were granted under the Plan.


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            Except as otherwise permitted below, payment of the Option Price pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, either in cash, or by certified check payable to the order of the Company. In addition, if the Compensation Committee in its discretion deems it advisable, it may provide when an Option is granted that the Option or any portion thereof may be exercised through the surrender of previously acquired Shares of the Company at their fair market value on the exercise date, or through other financial arrangements made with a stock broker. Only Shares held by the Option holder for at least six (6) months as of the date of exercise may be so used to pay the exercise price for any Option or portion thereof.

      7. DURATION OF OPTIONS. Except as provided below, each Option granted under the Plan shall provide that it may not be exercised after ten years from the date upon which the Option was granted, or such lesser period as determined by the Compensation Committee in its discretion. However, any Option granted to a 10% owner that is intended to qualify as an Incentive Stock Option shall provide that it may not be exercised after five years after the date upon which the option was granted, or such lesser period as determined by the Compensation Committee in its discretion.

      8. CONSIDERATION FOR OPTIONS. An individual designated by the Compensation Committee to receive an Option under the Plan shall not be required to make any cash payment in consideration of the grant of such Option. However, the Compensation Committee in its discretion may require such other consideration as it deems appropriate for the grant of an Option, including, without limitation, by providing that the exercise of the Option is conditioned upon the holder's continued employment by or other affiliation with the Company or a Subsidiary.


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      9. NON-TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the holder thereof, otherwise than by will or the laws of descent and distribution to the extent provided in Section 12 hereof. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof; provided, however, that in the event that an Option holder becomes legally incapacitated and a representative or committee is appointed to act on his or her behalf such representative or committee may exercise any Options that are held by the incapacitated Option holder to the same extent as the holder could have had he or she not suffered such incapacity.

      10. EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option after the grant thereof shall be exercisable by the holder at such rate and times as may be fixed by the Compensation Committee, but not sooner than approval of the Plan by stockholders of the Company as provided in Section 16 hereof. No Option may be exercised until the first anniversary of the date upon which the Option was granted. Subject to the approval of the Compensation Committee and the provisions of Section 15, the following grants of Options shall be offered under the Plan:

            (a) The Option granted hereby shall remain exercisable, unless otherwise determined by the Compensation Committee, until the tenth anniversary of the date of the grant of such Option, to the extent it has not theretofore been exercised.

            (b) The Option granted hereby shall become exercisable at the discretion of the Compensation Committee, either with cliff vesting or graded vesting. If graded vesting, the vesting will occur over equal periods, not to exceed five years. For example, if vesting is to occur over four years then 25% of the Shares subject to an Option may be purchased on or after the first anniversary of the Option's date of grant and an additional 25% of the Shares subject to the Option may be purchased on or after each of the second, third and fourth anniversaries, respectively, of the Option's date of grant, but in each case prior to the Options expiration date.


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            Notwithstanding anything to the contrary and for purposes of granting Options in accordance with (b) above, the Compensation Committee shall retain the right to require that with respect to any vesting of such Option, the Option holder must acquire and continue to directly own shares of the Company's Common Stock in an amount equivalent to no more than 50% of such Option holder's applicable base salary for the applicable year(s). For purposes of determining the ownership level, shares of the Company's Common Stock shall include all shares owned directly by the Option holder. At the option of the Compensation Committee, the vested shares under the Standard Motor Products, Inc. Employee Stock Ownership Plan may be considered in determining the ownership level. If the Option holder does not possess the requisite ownership level at the date of an initial option grant under this Plan, then the Option holder shall be permitted a two-year period, measured from the date of the initial grant awarded to the Optionee under this Plan, to acquire the shares of the Company's Common Stock to satisfy the ownership requirement.

            Notwithstanding the foregoing, if an Option holder attains age 65 while employed by the Company or any of its Subsidiaries, such Option as granted under (a) above, shall become exercisable in full at that time that the Plan has been approved by the stockholders of the Company as provided in Section 16 hereof. In addition, on account of total disability or death of the Option holder, the vesting of such Options shall automatically accelerate. The Compensation Committee may also accelerate the vesting of the Options under (b) above upon an Option holder's termination of employment with the Company, subject to Section 12.


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            An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect accompanied by the Certificate of Option or Option Agreement and by full payment of the Option Price for the Shares to be purchased pursuant to such exercise. Such deliveries shall be made to the officer of the Company appointed by either the Chairman of the Board or the Compensation Committee for the purpose of receiving the same.

            Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Certificate of Option or Option Agreement in replacement of the certificate or agreement surrendered at the time of the exercise, indicating the number of Shares with respect to which the Option remains available for exercise, or else the original certificate or agreement shall be enclosed to give effect to the partial exercise thereof.

      11. TAX WITHHOLDING. In the event that the holder of an Option elects to exercise his or her Options or any part thereof pursuant to Section 10 hereof, and the Company or a Subsidiary shall be required to withhold any amount with respect to such exercise by reason of any federal, state or local tax laws, rules or regulations, then the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments (including, but not limited to payments in Shares) to be made to the holder, whether in connection with such exercise or otherwise. In any event, the holder shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or other property (including, but not limited to, Shares) to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Company or such Subsidiary out any funds or property (including, but not limited to, Shares) due or to become due to the holder. Shares of the Company may be used for tax withholding purposes only to the extent of the minimum legally required tax withholding.


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      12. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. (a) If an Option
holder's employment by the Company and its Subsidiaries shall terminate for any reason other than discharge for Cause, retirement on or after age 65, total disability (to an extent, if any and in a manner as shall be determined in each case by the Compensation Committee in its sole discretion), or death, then such Option holder or the representative of the estate or the heirs of a deceased Option holder, as the case may be, shall have until the earlier of the end of the 90th business day following such cessation of employment or the expiration date of the Option, and no longer, to exercise any unexercised portion of such Option that he could have exercised on the day on which such employment services terminated.

            (b) If an Option holder's employment by the Company and its Subsidiaries shall terminate because of retirement on or after age 65, total disability (to an extent, if any and in a manner as shall be determined in each case by the Compensation Committee in its sole discretion), or death, then such Option holder or the representative of the estate or the heirs of a deceased Option holder, as the case may be, shall have until the earlier of the end of the 120th business day following such cessation of employment or the expiration date of the Option, and no longer, to exercise any unexercised portion of such Option that he could have exercised on the day on which such employment services terminated.


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            (c) If the employment of an Option holder with the Company and its
Subsidiaries is terminated for Cause (the determination of whether such termination was for Cause to be made by the Compensation Committee in its sole discretion, which shall be conclusive), then all Options held by such holder shall terminate immediately upon issuance to the Option holder of the notice of such termination, and an Option holder whose employment is so terminated shall have no right on and after notice of such termination to exercise any then unexercised portion of such Options notwithstanding the holder's right to exercise all or a portion of such Options prior to notice termination.

            (d) Notwithstanding any part of the foregoing to the contrary, Options may not be exercised prior to the approval of the Plan by the stockholders of the Company as provided in Section 16 hereof.

            (e) The Compensation Committee in its discretion may provide when it grants an Option that, notwithstanding any provision of the Plan or a Certificate of Option or Option Agreement to the contrary, the Option Price payable upon the exercise of an Option after the termination of the Option holder's employment, may be paid only in cash or by certified check.

            (f) An Option holder's transfer, without interruption in service, between the Company and its Subsidiaries during the term of an Option granted under the Plan shall not be considered a termination of employment or other relationship for purposes of the Plan. An Option holder's rights shall not be affected by any change in duties or position after an Option is granted to him or her under the Plan, so long as the Option holder continues to be employed by the Company or a Subsidiary. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment or other relationship for purposes of the Plan shall be determined by the Compensation Committee in its sole discretion.


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                  (g) Nothing contained herein or in any Certificate of Option or Option Agreement shall be construed to confer or any employee or other individual any right to continue to be employed by the Company or a Subsidiary or derogate from any right of the Company or a Subsidiary to retire, request the resignation of or discharge such individual (without or with pay), at any time, with or without cause.

      13. ADJUSTMENT OF SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option to the extent that they have not been exercised, shall entitle the holder upon the future exercise of the Option to purchase such number and kind of securities or other property subject to the terms of the Option which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remains to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.


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            If the Board of Directors approves or authorizes the dissolution or liquidation of the Company, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a Subsidiary is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than to a Subsidiary, or if a tender offer for the Common Stock (or any other capital stock of the Company or a Subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock") shall commence, or, if during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company, (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or, if, after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a Subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors, approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Options granted under the Plan may be exercised shall automatically be accelerated so that each holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any


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Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a Subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised, the Option Price may be paid in any manner and upon the terms permitted by the applicable Option.

            The Compensation Committee's determination as to adjustments to be made pursuant to this Section 13 shall be final, binding and conclusive.

      14. ISSUANCE OF SHARES COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on NYSE or any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising any Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of an Option. Nothing in the Plan or any Certificate of Option or Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.


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      15. AMENDMENT AND ADMINISTRATION OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options not theretofore granted, and the Compensation Committee may, with the consent of the affected holder of any Option, at any time or from time to time amend the terms and conditions of such Options as have been theretofore granted. Notwithstanding the foregoing (i) neither the Board of Directors nor the Compensation Committee may take any action which would result in the failure of any Incentive Stock Option to meet the requirements of Section 422 of the Code and (ii) neither the Board of Directors nor the Compensation Committee may take any of the following actions unless the holders of a majority of the Company's stock entitled to vote approve such action:

            (a) materially increase the total number of Shares for which Options may be granted under the Plan in the aggregate or to any one person;

            (b) change the minimum Option Price for Shares subject to Options;

            (c) permit an Option to be exercised earlier than one year after it is granted;

            (d) extend the termination date of the Plan; or

            (e) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan or which, under Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, or under the rules of the New York Stock Exchange, would require approval of the Company's stockholders.


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            To the extent not inconsistent with the Plan, the Compensation
Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan Options effective or to provide for their administration, and may take such other action with regard to the Plan Options as it shall deem desirable to effectuate their purpose. The Compensation Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations which shall be final, binding and conclusive upon all persons. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      16. APPROVALS. This Plan is conditioned upon its approval by the holders of a majority of the stock of the Company entitled to vote, present in person, or by proxy, at any special or annual meeting, on or before May 20, 2004, provided, however, that the Plan is adopted and approved by the Board of Directors. Any Options granted under the Plan prior to such approval shall be granted subject to such approval, and in the event that this Plan is not approved by the stockholders of the Company as aforesaid, this Plan shall be void and of no force and effect, and any Options that may have been granted shall be void and of no force or effect.

      17. APPLICABLE LAW. The Plan and all Options granted pursuant to it are subject to all applicable laws and the rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or any Option to the contrary, no Option holder shall be entitled to exercise an Option or any other right under the applicable Option, and the Company shall not be obligated to issue any Shares to such holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Option holder or the Company or of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. The Plan will be administered in accordance with and governed by the laws of the state of New York.


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      18. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after
May 20, 2014.


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                            FORM OF OPTION AGREEMENT

                             INCENTIVE STOCK OPTION

                                (NON-ASSIGNABLE)

                               FOR ________ SHARES
                           TO PURCHASE COMMON STOCK OF
                          STANDARD MOTOR PRODUCTS, INC.

                ISSUED PURSUANT TO THE 2004 OMNIBUS STOCK OPTION
                      PLAN OF STANDARD MOTOR PRODUCTS, INC.

THIS CERTIFIES that, on _________, 20__, pursuant to the 2004 Omnibus Stock Option Plan of Standard Motor Products, Inc. (the "Plan"), ______________ (the "Holder"), an employee of Standard Motor Products, Inc. ("Company"), a New York Corporation, was granted an option ("Option") to purchase all or any part of _______ fully paid and non-assessable shares ("Shares") of the Common Stock (par value of $2.00) of the Company, at the price of $_____ per share ("Option Price"), and $_____ per share respectively for each of the two segments of vesting, subject to the following terms and conditions:

1.    EXERCISE OF OPTIONS.

      a) Except as otherwise provided herein, the Option hereby granted shall be exercisable (vest) at the rate of _____ shares (a "Segment") on each of the next two anniversary dates of this option. The first Segment is exercisable on ________, 20__.

      b) Each Segment of the Option hereby granted shall remain exercisable, unless otherwise determined by the Compensation Committee pursuant to the Plan, until the tenth anniversary of the date of the vesting of such Segment, to the extent it has not heretofore been exercised. The Plan provides that, except for termination for "Cause", exerciseability may be accelerated by the Compensation Committee at any time and is accelerated automatically upon the death or total disability of the Holder.

      c) The per share exercise price of the options shall be $_____ for the _______ shares that vest on __________, 20__, and $______ for the
            ________ shares that vest on _________, 20__.

      If (i) the Board of Directors of the Company approves or authorizes (A) the dissolution or liquidation of the Company, or (B) the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a Subsidiary is the surviving corporation, or (C)(i) the sale of all or substantially all of the assets of the Company other than to a Subsidiary, or (ii) a tender offer for the Common Stock (or any other capital stock of the Company or a Subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock")) shall commence, or (iii) during any twelve month period, a majority of the members of the Board of Directors of the Company are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company (each of the events described in clauses (i), (ii), and (iii) being referred to hereinafter as an "Extraordinary Transaction"), or (iv) after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a Subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors of the Company in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"); then, effective upon the Board of Directors' approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when the then unexercised Segment or portion thereof of the Option may be exercised shall automatically be accelerated so that each Holder thereof may exercise the then unexercised Segment of the Option in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a Subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. If the exercise date of any Segment has been accelerated pursuant to this paragraph, and the Segment or a portion thereof is thereafter exercised, the amount due upon exercise may be paid in any manner and upon the terms permitted herein.

      A Segment or any portion thereof of this Option shall be exercised by the delivery of a written notice ("Exercise Notice") duly signed by the Holder to such effect, accompanied by this Option Agreement and by full payment to the Company of the aggregate Option Price of such exercise pursuant to
      Section 2 of this Option Agreement. The delivery of such Exercise Notice and the delivery of such payment shall be made to an officer of the Company appointed by either the Chairman of the Board of Directors or by the Compensation Committee for the purpose of receiving the same.

      Within a reasonable time after exercise, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to such exercise. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to such exercise or, if such person is the Holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Segment shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Option Agreement in replacement of this Option Agreement which was surrendered at the time of the exercise, indicating the number of Shares with respect to this grant which remain available for exercise, or else this Option Agreement shall be endorsed to give effect to the partial exercise thereof by the updating of Schedule A attached hereto including a certification thereon of such updating by an officer of the Company appointed by the Compensation Committee or the Chairman of the Board of Directors.

2.    PAYMENT.

      Payment of the aggregate Option Price pursuant to the exercise of a Segment or portion thereof shall be made in full at the time of such exercise either in cash, or by certified check payable to the order of the Company. In addition, the Compensation Committee has decided that such Shares may be exercised, in whole or in part through the surrender of previously acquired Shares of the Company's Common Stock valued at their fair market value on the exercise date or through other financial arrangements made with a stockbroker.

3.    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

      a) If the Holder's employment with the Company or its Subsidiaries shall terminate for Cause (the determination of whether such termination was for Cause to be made by the Compensation Committee in its sole discretion, which shall be conclusive), then all unexercised Segments or portions thereof held by such Holder shall terminate immediately, and in such case the Holder shall have no right on or after such termination to exercise any part of the then unexercised portion of such Segments notwithstanding the Holder's right to exercise all or a portion of any Segment prior to termination.

      b) If the employment of the Holder shall terminate due to total disability (which shall be determined in each case by the Compensation Committee in its sole discretion) or death, the exerciseability of all Segments shall be automatically accelerated.

      c) If the employment of the Holder is terminated for any reason other than (a) or (b) above, the Compensation Committee may in its sole discretion, accelerate the exerciseability of any Segment.

      If termination of employment is for any reason other than Cause, the Holder or the representative of the estate of the heirs of a deceased Holder, as the case may be, shall have until the earlier of the end of the 90th business day following such cessation of employment or until the stated expiration date of the Option, and no longer, to exercise any unexercised portion of the Option.

4.    TAX WITHHOLDING.

      If upon the exercise of a Segment or any portion thereof pursuant to this Option Agreement, the Company or a Subsidiary shall be required to withhold any amounts with respect to such exercise by reason of any Federal, state or local tax laws, rules or regulations, then the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments (including, but not limited to payments in Shares) to be made to the person exercising such Segment or portion thereof whether in connection with such exercise. In any event, such person shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or other property (including, but not limited to, Shares) to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorized such steps as it may deem advisable in order to have the amounts required to be withhold made available to the Company or such Subsidiary out of any funds or property (including, but not limited to, Shares) due or to become due to such person.

5.    EMPLOYMENT.

      Nothing contained herein or in any Certificate of Option or Option Agreement shall be construed to confer on the Holder any right to continue to be employed by the Company or a Subsidiary, or prohibit the Company or a Subsidiary to remove, retire, request the resignation of or discharge the Holder (without or with pay), at any time, with or without Cause.

6.    ADJUSTMENT OF SHARES.

      If prior to the complete exercise of any Segment there shall be declared and paid a stock dividend upon the Shares, or if the Shares shall be split, converted, exchanged, classified, combined or in any way substituted for, this Option Agreement shall entitle the Holder upon the future exercise of any Segment or portion thereof to purchase such number and kind of securities or other property, subject to the terms of this Option Agreement which he or she would have been entitled to receive had he or she actually owed the Shares subject to the unexercised portion of any Segment at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of any Segment or portion thereof shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of any Segment or portion thereof as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. The Compensation Committee's determination as to adjustments to be made pursuant to this Section 6 shall be final, binding and conclusive.

7.    ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.

      The Company may postpone the issuance and delivery of Shares upon the exercise of any Segment or portion thereof until (a) the admission of such Shares to listing on NYSE or on any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any Federal or state law, rule of regulation as the Company shall determine to be necessary or advisable. Any person exercising such Segment or portion thereof shall make such representations and furnish such information as may, in the opinion of counsel for the company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable Federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of a Segment or portion thereof. Nothing in the Plan or this Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

8.    SUBJECT TO APPLICABLE LAW.

      This Option is subject to all applicable laws and rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or this Option Agreement to the contrary, the Holder shall not be entitled to exercise any Segment or portion thereof and the Company shall not be obligated to issue any Shares to the Holder or to take any other action under this Option Agreement, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Holder or the Company, or a violation of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. This Option Agreement will be administered in accordance with and governed by the laws of the State of New York.

9.    DURATION OF OPTION.

      The duration of each Segment of this Option shall be a period of ten years from the date upon which each Segment was granted.

10.   NON-TRANSFERABILITY OF OPTIONS.

      This Option, shall not be transferable by the Holder hereof, otherwise than by will or the laws of descent and distribution to the extent provided in Section 3 hereof. This Option may be exercised or surrendered during the holder's lifetime only the Holder hereof, provided, however, that in the event that the Holder becomes legally incapacitated and a committee is appointed to act on his behalf, such committee may exercise this Option that is held by the incapacitated Holder to the same extent as the Holder himself, taking into account the provisions of Section 3 hereof.

11.   STATUS.

      This Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

12.   PLAN.

      This Option Agreement is subject to, and shall be governed by, the terms of the Plan. In the case of a conflict between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

      IN WITNESS WHEREOF, the Company hereby sets its hand this ___ day of _______, 20__.

                                          STANDARD MOTOR PRODUCTS, INC.


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

Accepted:


--------------------------
Holder,
       -------------------

                                   SCHEDULE A

                           MULTI-YEAR VESTING SCHEDULE

                                [NAME OF HOLDER]

                 OPTION DATED ________, 20__ FOR _______ SHARES

                                           EXERCISED          UNEXERCISED     OFFICER CERTIFICATION
SEGMENT     DATE OF      # OF        --------------------      BALANCE #      ---------------------
   #        VESTING      SHARES      DATE     # OF SHARES      OF SHARES       DATE      SIGNATURE
-------     -------      ------      ----     -----------      ---------      ------     ---------
   1

   2